SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


  Date of Report (Date of Earliest Event Reported)  January 24, 1997


         AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-14089                      93-0926134
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                       (612) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last report)


Item 2.   Acquisition or Disposition of Assets.

       On January 24, 1997, AEI Real Estate Fund XV Limited Partnership sold a Children's World childcare center in Moreno Valley, California. The property was sold for $1,395,000, $392,000 in cash and a $1,003,000 Secured
Purchase Money Promissory Note. If not paid sooner, the entire unpaid principal and interest is due March 25, 1997. The Note bears interest at 10%. The property was sold to Joseph and Juliann Schoepp, who are not affiliated with the Partnership. The Partnership received net sale proceeds of approximately $1,304,000, which resulted in a net gain of approximately $657,000.

Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.  -
             Not Applicable.

         (b) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had sold the property on September 30, 1996, the Partnership's Investments in Real Estate would have been reduced by $656,620, its Current Assets (cash and receivables) would have been increased by approximately $1,304,000, and Partner's Capital would have increased by $647,380.

             The Total Income for the Partnership would have decreased from $702,350 to $645,584 for the year ended December 31, 1995 and from $552,725 to $501,383 for nine months ended September 30, 1996 if the Partnership consummated the sale at the beginning of those periods. The decrease is attributable to the Rental Income the Partnership would not have received from the property of $135,006 and $103,502, partially offset by an increase of Investment Income of approximately $78,240 and $52,160 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

             Depreciation  Expense would have  decreased  by
             $32,757   and  $24,568  for  the   year   ended
             December  31,  1995 and the nine  months  ended
             September 30, 1996, respectively.

             The net effect of these pro forma adjustments would have caused Net Income to decrease from $411,541 to $387,532 and from $531,256 to
             $504,482, which would have resulted in Net Income of $52.02 and $67.72 per Limited Partnership Unit outstanding for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

         (c) Exhibits

                Exhibit  10.1 - Purchase  Agreement
                                dated  December  30,  1996  between
                                the  Partnership, AEI  Real  Estate
                                Fund  XV  Limited  Partnership  and
                                Joseph  Schoepp and Juliann Schoepp
                                relating  to the property at  24693
                                Ironwood  Avenue,  Moreno   Valley,
                                California.

                Exhibit  10.2 - Secured  Purchase
                                Money    Promissory   Note    dated
                                January   24,   1997  between   the
                                Partnership, AEI Real  Estate  Fund
                                XV  Limited Partnership and  Joseph
                                Schoepp    and   Juliann    Schoepp
                                relating  to the property at  24693
                                Ironwood  Avenue,  Moreno   Valley,
                                California.

                Exhibit  10.3 - Assignment of  Lease
                                dated January 24, 1997 between  the
                                Partnership, AEI Real  Estate  Fund
                                XV  Limited Partnership and  Joseph
                                Schoepp    and   Juliann    Schoepp
                                relating  to the property at  24693
                                Ironwood  Avenue,  Moreno   Valley,
                                California.

                Exhibit  10.4 - Deed of Trust  With
                                Assignment  of Rents dated  January
                                24,  1997  between the Partnership,
                                AEI  Real  Estate Fund  XV  Limited
                                Partnership and Joseph Schoepp  and
                                Juliann  Schoepp  relating  to  the
                                property at 24693 Ironwood  Avenue,
                                Moreno Valley, California.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            AEI REAL ESTATE FUND XV
                            LIMITED PARTNERSHIP

                            By: AEI Fund Management 86-A, Inc.
                             Its:  Managing General Partner


Date:  February 3, 1997     /s/ Mark E. Larson
                            By: Mark E. Larson
                             Its Chief Financial Officer